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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 5, 2023
BJ’S WHOLESALE CLUB HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38559	45-2936287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive
Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)
(774) 512-7400
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BJ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

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Item 1.01.     Entry into a Material Definitive Agreement.

On January 5, 2023, BJ’s Wholesale Club Holdings, Inc. (the “Company”), BJ’s Wholesale Club, Inc. and certain other subsidiaries of the Company entered into an amendment (the “Third Amendment”) to the First Lien Term Loan Credit Agreement (as defined below), with Nomura Corporate Funding Americas, LLC, as administrative agent and collateral agent and the lenders party thereto, which amends that certain First Lien Term Loan Credit Agreement, dated as of February 3, 2017 (as amended by that certain Refinancing Amendment to First Lien Term Loan Credit Agreement, dated as of August 13, 2018, and that certain Second Refinancing Amendment to First Lien Term Loan Credit Agreement, dated as of January 29, 2020, the “First Lien Term Loan Credit Agreement”). BofA Securities, Inc., Deutsche Bank Securities Inc., and Wells Fargo Securities LLC acted as joint lead arrangers and joint bookrunners of the Third Amendment.

The Third Amendment, among other things, extends the maturity date with respect to the term loans outstanding under the First Lien Term Loan Credit Agreement from February 3, 2024 to February 3, 2027. In addition, the Third Amendment transitions the interest rate, effective immediately, from London Interbank Offered Rate (“LIBOR”) to the Secured Overnight Financing Rate (“SOFR”) and changes the applicable margin from LIBOR plus 2.00 – 2.25% per annum to SOFR plus 2.75% per annum. As of January 5, 2023, there was $450.0 million outstanding under the First Lien Term Loan Credit Agreement, which reflects the Company’s previous repayment of $152.0 million of the principal amount outstanding under the First Lien Term Loan Credit Agreement during the fourth quarter of fiscal year 2022 in connection with the Third Amendment.

Certain of the lenders and their affiliates have provided, and they and other lenders and their affiliates may in the future provide, various commercial banking and/or other services in the ordinary course of business for the Company and its subsidiaries from time to time for which they have received, and may in the future receive, customary fees and expenses.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description
10.1*
Third Amendment to First Lien Term Loan Credit Agreement, by and among BJ’s Wholesale Club, Inc., the Company, the lenders party thereto from time to time and Nomura Corporate Funding Americas, LLC, as administrative agent and as collateral agent, dated as of January 5, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Schedules and exhibits to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted schedules and exhibits to the U.S. Securities and Exchange Commission or its staff upon request.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 9, 2023

BJ’S WHOLESALE CLUB HOLDINGS, INC.

By:	/s/ Graham N. Luce
Name:	Graham N. Luce
Title:	Senior Vice President, Secretary
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